Certain confidential information contained in this document, marked by [**], has been omitted because the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed

Exhibit 10.4

Letter of Variation

The Directors

Perspectum Diagnostics Limited

23-28 Hythe Bridge Street

Oxford OX1 2ET

England

21st June 2019

Dear Sirs,

OUI project numbers [**], and [**]

Amendment to the Licence of Technology between Oxford University Innovation Limited (formerly registered as Isis Innovation Limited) (“OUI”) and Perspectum Diagnostics Limited (“the Licensee”) dated 18th April 2013 and varied by a letter of variation dated 9th May 2013 (“the Licence Agreement”).

This letter records an amendment that OUI and the Licensee to add an additional project, OUI project [**], to the Licensed Technology licensed under the Licence Agreement on the terms set out in the letter.

Defined terms used in this letter (unless stated to the contrary) have the same meaning as given to them in the Licence Agreement.

Amendment to the Licence Agreement

1.

In consideration of payment by the Licensee to OUI of a signing fee of [**] and reimbursement of past patent costs of [**] incurred by OUI on project [**], which OUI will invoice shortly after signature of this Amendment and which the Licensee will pay within [**] of receipt of the invoice, it is agreed that the Licence Agreement will be amended as follows:

2.1	The following will be added to the end of Clause 8.2 of the Licence Agreement:

“ and in addition a further [**] royalty on Net Sales of Licensed Products that are sold in The Peoples Republic of China or in India or that are Fat Correction Products”.

2.2	The following will be added as Clause 8.13 of the Licence Agreement:

“8.13 The Licensee will notify the Licensor as soon as possible after it or any sub-licensee achieves the Milestone, and pay to the Licensor the Milestone Fee in respect of the Milestone within [**] of the date on which the Milestone is achieved by the Licensee or a sublicensee. The Milestone Fee will be indexed to the RPI and increased (or decreased, if appropriate) by the percentage change in the RPI on 21st June 2019 and the date on which the Milestone is achieved.”

Certain confidential information contained in this document, marked by [**], has been omitted because the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed

2.3	The following definition be added to Schedule 1:

“Fat Correction Product” means any Licensed Product that includes a method to correct MR data for fat content. “

2.3	Schedule 2 of the Licence Agreement will be amended so that

a.	The following will be added to the list of Applications:

[**]

b.	The following will be added to the list of Inventors:

[**]

c.	The following will be added at the end of Schedule 2:

“Milestone and Milestone Fee (clause 8.13):

Milestone	Milestone Fee
the Licensee achieving cumulative Net Sales of Fat Correction Products of [**] in China and/or India	[**]

2.	This letter will be effective from 21st June 2019.

3.	Our respective rights and liabilities under the Licence Agreement which have accrued up to the effective date of this letter remain unaffected as may be expressly stated in this letter.

4.	This letter is supplemental to the Licence Agreement except as specifically amended by this letter the Licence Agreement shall continue in force and effect in accordance with its terms.

5.

This letter is governed by English Law and the parties submit to the exclusive jurisdiction of the English Courts for the resolution of dispute which may arise out of or in connection with this letter.

Please countersign and date a copy of this letter and return to me to indicate agreement to the variations to the License Agreement as set out in this letter. If we have not yet signed the letter, we will do so and return a fully executed copy to you after receiving your signed copy.

Certain confidential information contained in this document, marked by [**], has been omitted because the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed

Signed for and on behalf of Oxford University Innovation Limited

Position:	Dated:

Certain confidential information contained in this document, marked by [**], has been omitted because the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed

I, PRINT NAME: Rajarshi Banerjee acting for and on behalf of

Perspectum Diagnostics Limited hereby agree to the contents of this letter.

Signed:		Dated:

Position:	CEO